UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2017 (February 16, 2017)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On February 19, 2016, Healthcare Realty Trust Incorporated (the “Company”) entered into sales agreements (the “Sales Agreements”) with each of Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Cantor Fitzgerald & Co. and Credit Agricole Securities (USA) Inc. to sell up to an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.01 per share, from time to time through the sales agents, of which 5,868,697 shares remain unsold as of the date of this report. Copies of the Sales Agreements were previously filed as Exhibits 1.1, 1.2, 1.3, 1.4, and 1.5 to a current report on Form 8-K filed with the Securities and Exchange Commission by the Company on February 19, 2016. In accordance with Rule 415(a)(5) of the Securities Act of 1933, as amended, the Company’s shelf registration statement on Form S-3 that previously registered the shares could not be used for the offer and sale of the shares after February 19, 2017. Accordingly, on February 16, 2017, the Company filed a new shelf registration statement on Form S-3 (Registration No. 333-216102) and a prospectus supplement on the date of this report covering 5,868,697 of the shares that remain to be sold under the Sales Agreements.

Item 9.01 Financial Statements and Exhibits

5	Opinion of Waller Lansden Dortch & Davis, LLP

8	Opinion of Waller Lansden Dortch & Davis, LLP regarding tax matters

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 8)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ J. Christopher Douglas J. Christopher Douglas Executive Vice President and Chief Financial Officer
Date: February 16, 2017

Exhibit Index

Exhibit No.	Description

5	Opinion of Waller Lansden Dortch & Davis, LLP

8	Opinion of Waller Lansden Dortch & Davis, LLP regarding tax matters

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 8)